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                                                           Exhibit 23

                     Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-98256, 366592 and 333-66255) pertaining to the 1995
Employee Stock Purchase Plan, 1991 Stock Incentive Plan and the Amended and Restated Stock Incentive Plan (1997) of our report dated February 23, 2001, with respect to the consolidated financial statements and schedule of Option Care, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000.


                                                 /s/ ERNST & YOUNG LLP


Chicago, Illinois
March 23, 2001